UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2008

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-53490
(Commission File Number)

N/A
(IRS Employer Identification No.)

909 – 6081 No. 3 Road, Richmond, British Columbia V6Y 2B2, Canada
(Address of principal executive offices and Zip Code)

(604) 484-3127
Registrant’s telephone number, including area code

1685 - 58A Street, Delta BC Canada V4L 1X5
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2008, we entered into a subscription agreement with SGB C&C Investment Ltd. for the sale of 1,500,000 common shares at a price of CDN$0.10 per share for gross proceeds of CDN$150,000. Prior to the sale, SGB C&C Investment Ltd. owned 2,635,000 common shares of our company, representing 51.96% of the issued and outstanding shares of our company. Subsequent to the sale, SGB C&C Investment Ltd. owns 4,135,000 common shares of our company. On November 12, 2008, Stuart Wooldridge, a director of our company, voluntarily returned 1,500,000 common shares to our company for cancellation. Accordingly, SGB C&C Investment Ltd. owns 81.54% of the issued and outstanding shares of our company.

Item 3.02 Unregistered Sales of Equity Securities.

On November 12, 2008, we issued 1,500,000 common shares at a price of CDN$0.10 per share for gross proceeds of CDN$150,000 to one non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction. In issuing these common shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Private Placement Subscription Agreement between SGB C&C Investment Ltd. and our company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

/s/ Xin Li
Xin Li
President and Director

Date: November 18, 2008